                                                                                                     EXHIBIT 12(A)

                                                       FLEET FINANCIAL GROUP, INC.
                                     COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                                                     EXCLUDING INTEREST ON DEPOSITS
                                                               (THOUSANDS)

                                                  --------------------------------------------------------------------------------
                                                  Nine Months Ended
                                                  September 30, 1995      1994         1993        1992        1991         1990
                                                  -------------------  ----------   ----------  ----------  ----------   ---------

Earnings:
     Income (loss) before income taxes,
          extraordinary credit and cumulative
          effect of accounting charges                $1,225,666     $ 1,379,639    $1,094,456  $  617,369    $(16,375)   $(318,995)
Adjustments:
     (a) Fixed Charges:
               (1) Interest on borrowed funds             972,000        990,395       751,754     638,430     728,337    1,187,147
               (2) 1/3 of Rent                             35,338         50,597        52,254      49,197      42,524       39,024
                                                       ----------     ----------    ----------  ----------  ----------    ---------
     (b) Adjusted earnings                             $2,233,004     $2,420,631    $1,898,464  $1,304,996  $  754,486    $ 907,176
                                                       ==========     ==========    ==========  ==========  ==========    ==========

Fixed charges and preferred dividends                  $1,007,338     $1,040,992     $ 804,008  $  687,627  $  770,861    $1,226,171
                                                       ==========    ==========     ==========  ==========  ==========    ==========

Adjusted earnings/fixed charges                              2.22x         2.33x        2.36x         1.90x       0.98x*      0.74x*
                                                       ==========    ==========     ==========  ==========   ==========   ==========
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                                              INCLUDING INTEREST ON DEPOSITS


                                            ------------------------------------------------------------------------------------
                                            Nine Months Ended
                                            September 30, 1995      1994         1993         1992         1991          1990
                                            ------------------   ----------   ----------   ----------   ----------    ----------

Earnings:
     Income (loss) before income taxes,
          extraordinary credit and cumulative
          effect of accounting charges              $1,225,666   $1,379,639   $1,094,456     $617,369     $(16,375)   $(318,995)
Adjustments:
     (a) Fixed Charges:
               (1) Interest on borrowed funds          972,000      990,395      751,754      638,430      728,337    1,187,147
               (2) 1/3 of Rent                          35,338       50,597       52,254       49,197       42,524       39,024
               (3) Interest on deposits              1,271,618    1,170,532    1,165,046    1,698,804    2,414,060    2,597,026
                                                    ----------   ----------   ----------   ----------   ----------    ---------
     (c) Adjusted earnings                          $3,504,622   $3,591,163   $3,063,510   $3,003,800   $3,168,546   $3,504,202
                                                    ==========   ==========   ==========   ==========   ==========    ==========

Fixed charges and preferred dividends               $2,278,956   $2,211,524   $1,969,054   $2,386,431   $3,184,921    $3,823,197
                                                    ==========   ==========   ==========   ==========   ==========    ==========

Adjusted earnings/fixed charges                           1.54x        1.62x        1.56x        1.26x        0.99x*        0.92x*
                                                    ==========   ==========   ==========   ==========   ==========    ==========


* Note that earnings in 1991 and 1990 are inadequate to cover fixed charges, the deficiency being $16,375 in 1991 and $318,995 in 1990 for both the ratio excluding and including interest on deposits


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